      As filed with the Securities and Exchange Commission on May 31, 2000

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ______________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ______________________________

                             Overseas Partners Ltd.
             (Exact Name of Registrant as Specified in Its Charter)


      Islands of Bermuda                                    Not applicable
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

                               Mintflower Place
                              8 Par-la-Ville Road
                            Hamilton HM 08, Bermuda
         (Address of Principal Executive Offices, Including Zip Code)
                         ______________________________

                             Overseas Partners Ltd.
                          Incentive Compensation Plan
                            (Full title of the Plan)
                         ______________________________


                                                           Copy to:
      Michael J. Molletta                           Jeffrey L. Schulte, Esq.
Overseas Partners Capital Corp.                 Morris, Manning & Martin, L.L.P.
  115 Perimeter Center Place                      1600 Atlanta Financial Center
           Suite 940                                3343 Peachtree Road, N.E.
    Atlanta, Georgia  30346                          Atlanta, Georgia  30326
         (770) 913-6745                                   (404) 233-7000


                   (Name and Address and Telephone Number,
                  Including Area Code, of Agent for Service.)
                        ________________________________

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed Maximum       Proposed Maximum
       Title of Securities                   Amount to be     Offering Price       Aggregate Offering          Amount of
         to be Registered                     Registered       Per Share(1)             Price(1)            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share
 issuable under Overseas Partners Ltd.        5,000,000           $21.50               $107,500,000             $28,380
 Incentive Compensation Plan
------------------------------------------------------------------------------------------------------------------------------------

___________
(1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the fair value of the Registrant's Common Stock as of May 31, 2000.

                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be delivered by Overseas Partners Ltd. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by
Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

     (b)  the Company's Current Report on Form 8-K, dated March 7, 2000;

     (c) the description of the Company's common stock, $0.10 par value per share ("Common Stock") contained in Item 11 of the Company's Form 10 dated January 31, 1984, as amended and restated by our Form 8 dated April 18, 1984 and as updated by Item 5 of our Form 10-K for the year ended December 31, 1999; and

     (d)  the Company's Form 10-Q for the quarter ended March 31, 2000.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to: Assistant Secretary, Overseas Partners Ltd., Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda; telephone number: (441) 295-0788.

     We are a Bermuda company with offices in Hamilton, Bermuda, and certain of our directors are residents of Bermuda. A substantial portion of our assets and all or substantially all of the assets of these directors are located outside the United States. Accordingly, it may be difficult for our shareowners to effect service of process upon us or such persons within the United States and to enforce against them any judgments based upon the civil liability provisions of the Securities Act or the Exchange Act which may be obtained in courts in the United States. We have been advised by our counsel that it is not certain that courts in Bermuda would (i) enforce judgments, based upon the civil liability provisions of the Federal securities laws, obtained from courts in the United States against us or any such directors or (ii) recognize actions based upon such provisions against us or any of such directors.


Item 4.    Description of Securities.

     Because the securities to be awarded pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

Item 5.    Interests of Named Experts and Counsel.

     There are no interests required to be disclosed pursuant to this Item 5.

Item 6.    Indemnification of Directors and Officers.

Our Bye-Laws provide:

(1) Our directors, secretary and other officers and all of their heirs, executors, and administrators, shall be indemnified and secured harmless out of our assets and profits from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts. In addition, none of these people shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to us shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency or any security upon which any of our moneys shall be placed out on or invested, or for any other loss, misfortune or damages that may happen in the execution of their respective offices or trusts, or in relation thereto. Notwithstanding the foregoing, this indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any of said persons.

(2) Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in our right, against any of our directors on account of any action taken by such director, or the failure of such director to take any action in the performance of his duties with us. Such waiver shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any such director.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our Bye-Laws. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.    Exemption from Registration Claimed.

     As no restricted securities are to be reoffered or resold pursuant to this Registration Statement, this item is inapplicable.

Item 8.    Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


            Exhibit No.                  Description
            -----------                  -----------
               4.1*         Certificate of Incorporation of the Company
               4.2**        Bye-laws of the Company, as amended to date
               4.3          Overseas Partners Ltd. Incentive Compensation Plan
               5.1          Opinion of Appleby Spurling & Kempe, as to the
                            legality of the securities being registered.
              23.1          Consent of Deloitte & Touche Re: Overseas Partners
                            Ltd.
              23.2          Consent of Appleby Spurling & Kempe (included in
                            Exhibit 5.1).

* Incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form S-1 (File No. 2-95460).

** Incorporated by reference to Exhibit 3(b) to the Company's annual report on Form 10-K for the year ended December 31, 1999.

Item 9.    Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this the 31st day of May, 2000.


                                     Overseas Partners Ltd.


                                 By: /s/ Mary R. Hennessy
                                     ----------------------------
                                     President and
                                     Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary R. Hennessy and Mark R. Bridges, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ Mary R. Hennessy                    President and Chief Executive Officer
------------------------------------    (Principal Executive Officer)
Mary R. Hennessy                                                                  May 31, 2000


/s/ Mark R. Bridges                     Vice President and Treasurer
------------------------------------    (Principal Financial and Accounting       May 31, 2000
Mark R. Bridges                         Officer)


/s/ Robert J. Clanin                    Director
------------------------------------                                              May 31, 2000
Robert J. Clanin


/s/ D. Scott Davis                      Director                                  May 31, 2000
------------------------------------
D. Scott Davis


/s/ Joseph M. Pyne                      Director                                  May 31, 2000
------------------------------------
Joseph M. Pyne


/s/ Cyril E. Rance                      Director                                  May 31, 2000
------------------------------------
Cyril E. Rance

[CAPTION]



/s/ Edwin H. Reitman                    Director                                  May 31, 2000
------------------------------------
Edwin H. Reitman


/s/ Walter A. Scott                     Director                                  May 31, 2000
------------------------------------
Walter A. Scott


/s/ Michael J. Molletta                 Authorized Representative in the          May 31, 2000
------------------------------------    United States
Michael J. Molletta

                                 EXHIBIT INDEX
                                 -------------

                   Exhibits Incorporated Herein by Reference

      Designation of Exhibit                      Description of Exhibit
      ----------------------                      ----------------------
             4.1*                   Certificate of Incorporation of the Company

             4.2**                  Bye-laws of the Company, as amended to date

* Incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form S-1 (File No. 2-95460)
** Incorporated by reference to Exhibit 3(b) to the Company's Annual Report on
   Form 10-K for the year ended December 31, 1999.

                            Exhibits Filed Herewith

             4.3                    Overseas Partners Ltd. Incentive
                                    Compensation Plan
             5.1 Opinion of Appleby Spurling & Kempe, as to the legality of the securities being registered.
             23.1                   Consent of Deloitte & Touche Re: Overseas
                                    Partners Ltd.
             23.2                   Consent of Appleby Spurling & Kempe
                                    (included in Exhibit 5.1).